As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MRC Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Fulbright Tower

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(877) 294-7574

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Churay

Fulbright Tower

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(877) 294-7574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer

Michael W. Rigdon

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Fax: (713) 835-3601

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Priced (2)	Amount of Registration Fee (2)
Common stock, par value $0.01 per share	20,302,010 shares	—	—	—

(1)

Pursuant to that certain purchase agreement between the registrant and an investor, the registrant issued an aggregate 363,000 shares of its Series A Convertible Perpetual Preferred Stock (the “Private Placement”), which shares of Series A Convertible Perpetual Preferred Stock are convertible into 20,302,010 shares of its common stock, to such investor. This registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock of the registrant. This registration statement relates to the resale of shares of common stock.

(2)

Pursuant to Rule 415(a)(6) under the Securities act, all 20,302,010 shares the registrant’s common stock registered hereunder are unsold securities previously registered on Registration Statement No. 333-206456 initially filed on August 18, 2015 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $29,513 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Because a filing fee previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415(a)(6), the offering of securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

PROSPECTUS

20,302,010 Shares

MRC Global Inc.

Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 20,302,010 shares of our common stock, par value $0.01 per share (the “common stock”), to be issued to the selling stockholder upon the conversion of 363,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) that the selling stockholder owns pursuant to the Private Placement (defined below). A shareholders’ agreement that we entered into with the selling stockholder (the “Shareholders’ Agreement”) requires that we register these shares. The selling stockholder, or any other party that holds these shares of common stock, may offer and sell its shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.

The selling stockholder may sell all or a portion of shares through underwriters, broker dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold. Because the selling stockholder is offering the shares offered under this prospectus, we cannot currently determine the price or prices at which the selling stockholder may sell these shares under this prospectus. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions. We will not receive any of the proceeds from the selling stockholder’s sale of the shares. We have agreed to bear the expenses (other than underwriting discounts, commissions or agent’s commissions) in connection with the registration of the common stock that the selling stockholder offers under this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MRC.” On August 7, 2018, the closing price of our common stock on the NYSE was $20.97 per share.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth in the section entitled “Risk Factors” and the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 (which document is incorporated by reference herein), as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2018.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale or other disposition of up to an aggregate of 20,302,010 shares of common stock, which shares the Company will issue upon conversion of the 363,000 shares of Series A Preferred Stock that the Company issued to the selling stockholder (the “Private Placement”), pursuant to that certain purchase agreement, dated as of May 19, 2015 (the “Purchase Agreement”). We will not receive any proceeds from the potential sale of the shares that the selling stockholder offers pursuant to this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the securities the selling stockholder offers pursuant to this prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholder takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. The selling stockholder is not offering to sell, nor seeking offers to buy, shares of our common stock in any jurisdiction where an offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholder or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company”, “MRC Global”, “us”, “we”, and “our” refer to MRC Global Inc. and its consolidated subsidiaries; and (ii) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

MRC GLOBAL INC.

We are the largest global industrial distributor, based on sales, of pipe, valves and fittings (“PVF”) and related products and services to the energy industry and hold a leading position in our industry across each of the upstream (exploration, production and extraction of underground oil and natural gas), midstream (gathering and transmission of oil and natural gas, natural gas utilities and the storage and distribution of oil and natural gas) and downstream (crude oil refining, petrochemical and chemical processing and general industrials) sectors. We offer approximately 170,000 SKUs, including an extensive array of PVF, oilfield supply, valve automation, measurement, instrumentation and other general and specialty products from our global network of suppliers. Through our U.S., Canadian and International segments, we serve our more than 16,000 customers through approximately 300 service locations including regional distribution centers, branches, corporate offices and third party pipe yards, where we often deploy pipe near customer locations. We are diversified by geography, the industry sectors we serve and the products we sell.

Our customers use the PVF and oilfield supplies that we supply in mission critical process applications that require us to provide a high degree of product knowledge, technical expertise and comprehensive value added services to our customers. We seek to provide best-in-class service and a one-stop shop for our customers by satisfying the most complex, multi-site needs of many of the largest companies in the energy sector as their primary PVF supplier. We provide services such as product testing, manufacturer assessments, multiple daily deliveries, volume purchasing, inventory and zone store management and warehousing, technical support, training, just-in-time delivery, truck stocking, order consolidation, product tagging and system interfaces customized to customer and supplier specifications for tracking and replenishing inventory, engineering of control packages, and valve inspection and repair, which we believe result in deeply integrated customer relationships. We believe the critical role we play in our customers’ supply chain, together with our extensive product and services offering, broad global presence, customer-linked scalable information systems and efficient distribution capabilities, serve to solidify our long-standing customer relationships and drive our growth. As a result, we have an average relationship of over 25 years with our 25 largest customers.

MRC Global Inc. was incorporated in Delaware on November 20, 2006. Our principal executive office is located at 1301 McKinney Street, Suite 2300, Houston, Texas 77010. Our telephone number is (877) 294-7574. Our website address is www.mrcglobal.com. Information contained on our website is expressly not incorporated by reference into this document.

RISK FACTORS

You should carefully consider the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 16, 2018 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before deciding to invest in our common stock. See “Incorporation By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, and estimates and projections of future activity and trends in the oil and natural gas industry. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described under “Risk Factors,” that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

•	decreases in oil and natural gas prices;

•	decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors;

•	increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels;

•	U.S. and international general economic conditions;

•	our ability to compete successfully with other companies in our industry;

•	the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industry sectors we serve;

•	unexpected supply shortages;

•	cost increases by our suppliers;

•	our lack of long-term contracts with most of our suppliers;

•	suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline;

•	decreases in steel prices, which could significantly lower our profit;

•	increases in steel prices, which we may be unable to pass along to our customers which could significantly lower our profit;

•	our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes;

•	changes in our customer and product mix;

•	risks related to our customers’ creditworthiness;

•	the success of our acquisition strategies;

•	the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits;

•	our significant indebtedness;

•	the dependence on our subsidiaries for cash to meet out obligations;

•	changes in our credit profile;

•	a decline in demand for or adverse change in the value of certain of the products we distribute if tariffs and duties on these products are imposed or lifted;

•	environmental health and safety laws and regulations and the interpretation or implementation thereof;

•	the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation;

•	product liability claims against us;

•	pending or future asbestos-related claims against us;

•	the potential loss of key personnel;

•	interruption in the proper functioning of our information systems;

•	the occurrence of cybersecurity incidents;

•	loss of third-party transportation providers;

•	potential inability to obtain necessary capital;

•	risks related to adverse weather events or natural disasters;

•	impairment of our goodwill or other intangible assets;

•	adverse changes in political or economic conditions in the countries in which we operate;

•	exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanctions programs;

•	risks associated with international instability and geopolitical developments;

•	risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;

•	our intention not to pay dividends; and

•	risks related to changing laws and regulations.

Undue reliance should not be placed on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

Our ability to pay dividends on our common stock is constrained by our holding company structure under which we are dependent on our subsidiaries for payments and the terms of the Series A Preferred Stock, which ranks senior to our common stock with respect to dividend rights. Additionally, we and our subsidiaries are parties to credit agreements, which restrict our ability and their ability to pay dividends on our common stock. Any future dividends declared with respect to our common stock would be at the discretion of our board of directors and would depend on our financial condition, results of operations, cash flows, contractual obligations, the terms of our financing agreements at the time a dividend is considered, and other relevant factors.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 500 million shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share, the rights and preferences of which our board of directors may establish from time to time. As of August 7, 2018, there were outstanding 90,323,556 shares of Common Stock (excluding 87,247 shares of non-vested restricted stock) and 363,000 shares of Series A Preferred Stock (defined below). As of August 7, 2018, there were 286 record holders of our Common Stock. The following description of our capital stock does not purport to be complete and is subject to and qualified by our amended and restated certificate of incorporation, amended and restated bylaws, and Certificate of Designations (defined below) and by the provisions of applicable Delaware law. The amended and restated certificate of incorporation, amended and restated bylaws and the Certificate of Designations are incorporated by reference in the registration statement for these securities that we have filed with the SEC. You should read the amended and restated certificate of incorporation, amended and restated bylaws and the Certificate of Designations for the provisions that are important to you.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters that our stockholders vote upon, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that our board of directors may declare. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of shares of our preferred stock issued or that we may issue in the future.

Our common stock is represented by certificates, unless our board of directors adopts a resolution providing that some or all of our common stock shall be uncertificated. Any resolution will not apply to any shares of common stock that are already certificated until the shares are surrendered to us.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval. One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing a change in control without further action by the stockholders.

On June 10, 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock (the “Certificate of Designations”) creating the Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and establishing the designations, preferences, and other rights of the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, winding-up and dissolution. The Series A Preferred Stock has a stated value of $1,000 per share, and holders of Series A Preferred Stock are entitled to cumulative dividends payable quarterly in cash at a rate of 6.50% per annum. Holders of Series A Preferred Stock are entitled to vote together with the holders of the common stock as a single class, in each case, on an as-converted basis, except when law requires a separate class vote of the common stockholders. Pursuant to the Shareholders’ Agreement, the selling stockholder and certain related parties if the preferred stock is transferred to those parties (collectively, the “Original Holder Group”) are entitled to vote their shares in their discretion, except they have agreed to vote their shares in favor of director nominees that the Board nominates until June 10, 2020. Holders of Series A Preferred Stock have certain limited special approval rights, including with respect to the issuance of pari passu or senior equity securities of the Company.

The Series A Preferred Stock is convertible at the option of the holders into shares of common stock at an initial conversion rate of 55.9284 shares of common stock for each share of Series A Preferred Stock, which represents an initial conversion price of approximately $17.88 per share of common stock, subject to adjustment. On or after the fifth anniversary of the initial issuance of the Series A Preferred Stock, we will have the option to redeem, in whole but not in part, all the outstanding shares of Series A Preferred Stock, subject to certain redemption price adjustments on the basis of the date of the conversion. We may elect to convert the Series A Preferred Stock, in whole but not in part, into the relevant number of shares of common stock on or after the 54th month after the initial issuance of the Series A Preferred Stock if the last reported sale price of the common stock has been at least 150% of the conversion price then in effect for a specified period. The conversion rate is subject to customary anti-dilution and other adjustments.

Pursuant to the Shareholders’ Agreement, for so long as the Original Holders maintains at least 33% of its original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the selling stockholder will have the right to appoint a single representative, in a non-voting observer capacity, to attend all meetings of the board of directors, subject to certain exceptions.

Pursuant to the Shareholders’ Agreement, the Original Holders have certain registration rights, including customary demand and piggyback registration rights in respect of the shares of preferred stock and any shares of common stock issued upon conversion of the preferred stock.

Pursuant to the Shareholders’ Agreement, for so long as the Original Holders Group maintains at least 33% of their original investment (whether in preferred stock or shares of common stock issued upon conversion of the preferred stock), the Company is required to, prior to the issuance of equity securities to a third party (subject to certain exceptions), offer the Original Holders Group the right to acquire its pro rata portion of such equity securities.

Standstill

Pursuant to the Shareholders’ Agreement the Original Holders Group will not, until after June 10, 2020, among other things, acquire any of our or our subsidiaries’ equity securities, enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving us or our subsidiaries, participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any of our securities or form, join or in any way participate in a group with respect to the voting of any of our securities.

Notwithstanding the foregoing, the Original Holders Group may vote its shares as it desires, including for or against one of the transactions subject to the standstill obligation (subject to the requirement to vote for the Company’s nominees for the board of directors until June 10, 2020). The standstill will terminate when the selling stockholder’s ownership percentage in us falls below 10 percent, in the case of certain insolvency events with respect to the Company and in certain customary circumstances relating to a change of control transaction or the making or announcement of a proposal with respect to a change of control transaction.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent Delaware law permits. The effect of these provisions is to eliminate the rights of our Company and our stockholders, through stockholders’ derivative suits on behalf of our Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation and bylaws provide that we will indemnity our directors and officers to the fullest extent Delaware law permits. We have entered into indemnification agreements with our current directors and officers. We also maintain directors and officers insurance.

Business Combinations with Interested Stockholders

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any antitakeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203.

Removal of Directors; Vacancies

Subject to the rights of holders of our Series A Preferred Stock, our amended and restated certificate of incorporation and bylaws provide that any director or our entire board of directors may be removed with or without cause by the affirmative vote of at least 75.0% of all shares then entitled to vote at an election of directors. Subject to the rights of holders of our Series A Preferred Stock, our amended and restated certificate of incorporation and bylaws also provide that any vacancies on our board of directors will be filed by the affirmative vote of a majority of our board of directors then in office, even if less than a quorum, or by a sole remaining director.

Any director elected to our board of directors pursuant to the Certificate of Designations, as described below, may be removed without cause by the selling stockholder and any such vacancy shall be filled, as applicable, by our board of directors with a director designated by the selling stockholder. See “—Voting” for additional information regarding directors designated by the holders of the Series A Preferred Stock.

Voting

Stockholders holding a majority of the voting power of all of the shares then entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided under our amended and restated certificate of incorporation or under our amended and restated bylaws. Holders of Series A Preferred Stock will be entitled to vote together with the holders of the common stock as a single class, in each case, on an as-converted basis, except where a separate class vote of the common stockholders is required by law.

At any stockholder meeting held for the purpose of electing directors to the board of directors, directors in uncontested elections will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy. Pursuant to our corporate governance guidelines, if a director in an uncontested election receives more “withhold” votes than votes “for” electing the director, the director then must tender the director’s resignation to the board. The governance committee of the board of directors will then provide its recommendation to the full board on whether to accept or reject the resignation, and the full board will then vote whether to accept or reject the resignation and will promptly disclose its decision on a Form 8-K furnished to the SEC.

Pursuant to the Certificate of Designations and the Shareholders’ Agreement the Original Holders Group has the right to designate one person to serve as a director on the Board, so long as the Original Holders Group maintains at least 33% of their original investment and any shares of the preferred stock remain outstanding. The Preferred Stock Holders also have certain Board representation rights if dividends payable on the preferred stock are in arrears for six or more quarterly periods, but in no event may the Preferred Stock Holders appoint more than two directors.

Also, pursuant to the Shareholders’ Agreement, if no shares of the preferred stock remain outstanding but the Original Holders Group maintains at least 33% of their original investment through their shares of common stock received upon conversion of the preferred stock, the Original Holders Group may designate one nominee to serve as a director on the Board (the “Investor Designee”), subject to the Investor Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable law, regulation or stock exchange rules and such other criteria and qualifications the Company maintained that is applicable to all directors as of the date of the issuance of the preferred stock. The Company is required to increase the size of the Board by one director and fill the vacancy with the Investor Designee. Thereafter, the Company is required to nominate the Investor Designee for election by the Company’s stockholders and recommend that the Company’s stockholders vote in favor of the election of the Investor Designee.

If for any reason the director that the Original Holders Group appointed or designated is no longer serving as a director, the Original Holders Group may appoint or designate a new person to fill the vacancy. At such time as the Original Holders Group owns less than 33% of the their original investment, pursuant to the Shareholders’ Agreement, the rights of the Original Holders Group terminate and the Investor Designee must resign.

The affirmative vote of a majority of the shares entitled to vote present, in person or by proxy will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case the specific provision will control.

Action by Written Consent

Our amended and restated certificate of incorporation and bylaws provide that stockholder action cannot be taken by written consent.

Ability to Call Special Meetings

Our amended and restated certificate of incorporation and bylaws provide that special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by the chairman of our board of directors. Stockholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

Amending Our Certificate of Incorporation and Bylaws

Subject to the rights of holders of our Series A Preferred Stock, our amended and restated certificate of incorporation provides that our certificate of incorporation may generally be amended by the affirmative vote of a majority of our board of directors and by the affirmative vote of the majority of all shares of our stock then entitled to vote at any annual or special meeting of stockholders. However, our amended and restated certificate of incorporation also provides that the affirmative vote of at least 75.0% of the outstanding shares of our common stock is required to amend the provisions in our amended and restated certificate of incorporation relating to business opportunities, business combinations with significant shareholders, amendments to the amended and restated certificate of incorporation and bylaws and limitation on liability and indemnification of officers and directors.

In addition, our amended and restated certificate of incorporation and bylaws provide that our bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of our board of directors, or, when a quorum is present at any stockholder meeting, by the affirmative vote of at least 75.0% of the voting power of our stock entitled to vote thereon.

Notwithstanding anything to the contrary in the two prior paragraphs, pursuant to the Certificate of Designations, in addition to any other vote or consent of stockholders required by law or by our amended and restated certificate of incorporation, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is necessary for effecting or validating:

•

any amendment of the amended and restated certificate of incorporation authorizing or creating, or increasing the authorized amount of, any class or series of stock that ranks on parity with or senior to the Series A Preferred Stock;

•	any amendment of the amended and restated certificate of incorporation adversely affecting the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of us with or into another person, subject to certain exceptions.

Advance Notice Provisions for Stockholders

To nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than 120 calendar days and not later than 90 calendar days before the first anniversary of the previous year’s annual meeting of stockholders, subject to certain exceptions contained in our amended and restated bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 30 days after the anniversary date, notice by a stockholder to be timely must be so delivered not earlier than 120 calendar days before the date of the annual meeting and not later than 90 calendar days before the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the tenth day following the date on which public announcement of the date of the meeting is first made by the Company. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder’s notice as described above.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MRC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N. A.

SELLING STOCKHOLDER

This prospectus relates to the resale or other disposition of up to an aggregate of 20,302,010 shares of common stock, which will be issued upon conversion of the 363,000 shares of Series A Preferred Stock issued to the selling stockholder in the Private Placement. The total number of shares of common stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock splits or other similar transactions effected without the receipt of consideration that result in an increase in the number of the outstanding shares of common stock. Pursuant to the Shareholders’ Agreement, we have agreed to file a registration statement, of which this prospectus is a part, under the Securities Act, registering the resale by the selling stockholder of the shares of common stock covered by this prospectus.

We have prepared this prospectus to allow the selling stockholder or its permitted transferees, pledgees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 20,302,010 shares of common stock to be issued upon conversion of the 363,000 share of Series A Preferred Stock in connection with the Private Placement. Upon conversion, the selling stockholder may offer the shares for sale from time to time in whole or in part. The selling stockholder may be deemed an “underwriter” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed underwriting commissions. Except as noted below, to our knowledge, the selling stockholder has not within the past three years had any position, office or other material relationship with us other than as a party to the purchase agreement and Shareholders’ Agreement.

The following table indicates the name of the selling stockholder, the number of shares of common stock that the selling stockholder beneficially owned prior to the offering (assuming the beneficial ownership of the 20,302,010 shares of our common stock underlying the 363,000 shares of Series A Preferred Stock that the selling stockholder holds) and the total number of shares that the selling stockholder may offer pursuant to this prospectus assuming the conversion of the 363,000 shares of Series A Preferred Stock into 20,302,010 shares of common stock. The table also provides information regarding the selling stockholder’s beneficial ownership of our common stock as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. Percentage of beneficial ownership is based on 110,625,566 shares of our common stock outstanding as of August 7, 2018, which includes the 20,302,010 shares of common stock to be issued upon conversion of the Series A Preferred Stock but excludes 87,247 unvested restricted shares.

Selling Stockholder(1)	Number of Shares of Common Stock That May be Sold(2)	Shares Beneficially Owned Prior to this Offering(3)	Percentage of Common Stock Outstanding Beneficially Owned Prior to Completion of this Offering(4)	Shares Beneficially Owned After Completion of this Offering(5)	Percentage of Common Stock Outstanding Beneficially Owned After Completion of this Offering(4)(5)
Mario Investments LLC(6)(7)	20,302,010	20,302,010	18%	—	—%

(1)

This table and the information in the notes below are based upon information that the selling stockholder supplied to us, including reports and amendments to the reports that the selling stockholder filed with the SEC on Schedule 13D.

(2)

All 20,302,010 shares of common stock that the selling stockholders offers pursuant to this prospectus will be issued upon the conversion of the 363,000 shares of Series A Preferred Stock that the selling stockholder acquired pursuant to the Private Placement, which may occur in parts or in its entirety.

(3)

This amount assumes beneficial ownership of (i) the 20,302,010 shares of common stock underlying the 363,000 share of our Series A Preferred Stock that the selling stockholder holds and (ii) the 19,137 shares of common stock held by Mr. Henry Cornell and Mr. Cornell’s minor son.

(4)	In calculating this amount, we treated as outstanding the number of shares of common stock issuable on account of all of the selling stockholder’s Series A Preferred Stock.

(5)	Assumes the sale of all shares that the selling stockholder may offer pursuant to this prospectus.

(6)

Mario Investments LLC will directly own 20,302,010 shares of common stock upon the conversion of the 363,000 shares of Series A Preferred Stock that it owns. Cornell Capital Special Situations Partners II LP is the sole member of Mario Investments LLC. Cornell Investments Partners LLC is the general partner of Cornell Capital GP II LP, which is the general partner of Cornell Capital Special Situations Partners II LP. Mr. Cornell is the sole member of Cornell Investment Partners LLC. Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP, Cornell Investments Partners LLC and Mr. Cornell may be deemed to beneficially own indirectly, in the aggregate, all of the common stock that Mario Investments LLC owns because they are the sole member or general partner of those entities and have the power to vote or dispose of all of the shares of common stock owned by Mario Investments LLC. Cornell Capital Special Situations Partners II LP, Cornell Capital GP II LP, Cornell Investments Partners LLC and Mr. Cornell disclaim beneficial ownership of the shares of common stock to be owned directly by Mario Investments LLC, except to the extent of their pecuniary interest therein, if any. Mr. Cornell currently serves as a director of the Company.

(7)

Mr. Cornell directly owns 19,137 shares of common stock and indirectly owns 10 shares of common stock held by his minor son. None of the shares that Mr. Cornell owns directly or indirectly through his minor son may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the selling stockholder to sell those shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the selling stockholder’s sale of common stock.

The selling stockholder may sell all or a portion of the shares of common stock it beneficially owns and offered in this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the- counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	through the writing or settlement of options, whether listed on an options exchange or otherwise, or other hedging transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

The selling stockholder may engage broker-dealers who may arrange for other broker-dealers to participate in sales. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440 and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and if a short sale shall take place after the date that this registration statement is declared effective by the SEC, then the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell those shares, to the extent permitted by applicable law. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to these broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock it owns and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the selling stockholder list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to. Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Other than as described under “Selling Stockholder,” the selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon us being notified in writing by the selling stockholder that the selling stockholder has entered into any material arrangement with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to those broker-dealer(s), where applicable, (v) that those broker-dealer(s) did not conduct any investigation to verily the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the selling stockholder may sell the shares of common stock in those states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless those shares have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable. Regulation M of the Exchange Act, which may limit the selling stockholder’s or any other participating person’s timing of purchases and sales of any of the shares of common stock. To the extent applicable. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Shareholders’ Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnity the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Shareholders’ Agreement, or the selling stockholder will be entitled to contribution. Under certain circumstances, the selling stockholder may indemnify us against civil liabilities, including liabilities under the Securities Act that may arise from any written information the selling stockholder furnishes to us specifically for use in this prospectus, in accordance with the Shareholders’ Agreement, or we may be entitled to contribution.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock to be offered by this prospectus will be passed upon by Kirkland & Ellis LLP, Houston, Texas. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of MRC Global Inc. as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, appearing in MRC Global Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of MRC Global Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 16, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 3, 2018 and August 2, 2018, respectively;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2018 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017) ;

•	our Current Reports on Form 8-K, filed with the SEC on February 15, 2018, April 27, 2018, May 25, 2018 and June 11, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 28, 2012.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

MRC Global Inc.

Fulbright Tower

1301 McKinney Street, Suite 2300

Houston, Texas 77010

Attention: Corporate Secretary

Telephone: (877) 294-7574

Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholder takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. The selling stockholder is not offering to sell, nor seeking offers to buy, shares of our common stock in any jurisdiction where an offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock that the selling stockholder is offering. This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: MRC), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, is available free of charge through our website at www.mrcglobal.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

20,302,010 Shares

MRC Global Inc.

Common Stock

PROSPECTUS

Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholder takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. The selling stockholder is not offering to sell, nor seeking offers to buy, shares of our common stock in any jurisdiction where an offer or sale is not permitted.

The date of this prospectus is August 17, 2018.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses we expect to incur in connection with the offering of the common stock registered hereby. All amounts other than the SEC registration fee are estimates.

SEC registration fee		(1)
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Total	$	*

(1)	Previously paid. See Footnote (2) to the “Calculation of Registration Fee” table on the cover page of this Registration Statement
*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

•	As permitted by the Delaware General Corporation Law, the registrant’s amended and restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•

the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The registrant’s board of directors has approved a form of indemnification agreement for its directors and officers and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements with the registrant to give the registrant’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification The indemnification provisions in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its current and future directors and officers, as applicable, may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

MRC Global Inc. and its subsidiaries are covered by liability insurance policies that indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The shareholders’ agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of those investors.

In connection with an offering of the common stock registered under this registration statement, the registrant may enter into an underwriting agreement, which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index page of this registration statement, which is incorporated by reference into this Item 16.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the II-2 SEC by the registrant pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a Form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such Form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1†	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of MRC Global Inc. (incorporated by reference to Exhibit to the Current Report on Form 8-K, filed with the SEC on April 17, 2012).

3.2	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock of MRC Global Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on June 11, 2015).

3.3	Amended and Restated Bylaws of MRC Global Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on November 13, 2013).

4.1	Shareholders’ Agreement, dated June 10, 2015, by and between MRC Global Inc. and Mario Investments LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of MRC Global Inc., filed with the SEC on June 11, 2015).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 of MRC Global Inc. (No. 333-178980), filed with the SEC on March 28, 2012).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature pages).

†	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

*	Indicates documents filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 17th day of August, 2018.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President Corporate Affairs, General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew R. Lane, James E. Braun and Daniel J. Churay, and each of them his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments (including registration statements pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and tiling requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Andrew R. Lane Andrew R. Lane	President and Chief Executive Officer (Principal Executive Officer)	August 17, 2018

/s/ James E. Braun James E. Braun	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 17, 2018

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 17, 2018

/s/ Rhys J. Best Rhys J. Best	Chairman of the Board	August 17, 2018

/s/ Deborah G. Adams Deborah G. Adams	Director	August 17, 2018

/s/ Leonard M. Anthony Leonard M. Anthony	Director	August 17, 2018

/s/ Henry Cornell Henry Cornell	Director	August 17, 2018

/s/ Barbara J. Duganier Barbara J. Duganier	Director	August 17, 2018

/s/ Craig Ketchum Craig Ketchum	Director	August 17, 2018

/s/ Gerard P. Krans Gerard P. Krans	Director	August 17, 2018

/s/ Andrew R. Lane Andrew R. Lane	Director	August 17, 2018

/s/ Dr. Cornelis A. Linse Dr. Cornelis A. Linse	Director	August 17, 2018

/s/ John A. Perkins John A. Perkins	Director	August 17, 2018

/s/ H.B. Wehrle, III H.B. Wehrle, III	Director	August 17, 2018

/s/ Robert L. Wood Robert L. Wood	Director	August 17, 2018